                                   CONCEPTUS, INC.

                         MARKETING AND DISTRIBUTION AGREEMENT

    This Marketing and Distribution Agreement (the "AGREEMENT") is entered into as of September 16, 1997 (the "Effective Date"), between CONCEPTUS, INC., a corporation organized under the laws of Delaware, with principal offices at 1021 Howard Avenue, San Carlos, California 94070 ("CONCEPTUS") and UROHEALTH, a corporation organized under the laws of Delaware, with principal offices at 5 Civic Plaza, Suite 100, Newport Beach, CA 92660 ("UROHEALTH").

                                      RECITALS

    A. UROHEALTH represents that it has the capability and resources to promote and sell CONCEPTUS's MicroGyn bipolar sheath products for urology applications and to fulfill the needs and requirements of customers for such products worldwide.

    B. CONCEPTUS desires to appoint UROHEALTH to promote, sell and distribute CONCEPTUS's MicroGyn bipolar sheath products for urology applications worldwide in accordance with the terms and conditions stated herein.

                                      AGREEMENT

    IN CONSIDERATION OF THE FOREGOING, it is mutually agreed by and between the parties as follows:

    1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

         (a) "INTERNATIONAL TERRITORY" shall mean the entire world, excluding the U.S. Territory.

         (b) "KITS" shall mean a collection of more than one surgical device or instrument that (i) contains a Product, (ii) contains a .010" specialty loop product and (iii) is sold as a packaged collection.

         (c) "PRODUCTS" shall mean the FUTURA Sheath products manufactured by or on behalf of CONCEPTUS and identified on EXHIBIT A.

         (d) "TERRITORY" shall mean the U.S. Territory and the International Territory.

         (e) "U.S. TERRITORY" shall mean the United States of America and its possessions.

    2.   GRANT OF MARKETING AND DISTRIBUTION RIGHTS.

         (a) APPOINTMENT. CONCEPTUS hereby grants to UROHEALTH the exclusive right to purchase from CONCEPTUS the Products for sale for urology applications worldwide. CONCEPTUS appoints UROHEALTH as its exclusive representative in the Territory to promote, sell, market and distribute the Products in the Territory for urology applications. UROHEALTH hereby accepts the appointment and agrees to represent CONCEPTUS on the terms and conditions set forth herein and in accordance with the Terms and Conditions of Sale attached hereto as EXHIBIT B and incorporated herein by reference and made a part hereof. After Kits are available, UROHEALTH shall only sell the Products in the US Territory in Kits. CONCEPTUS shall make available for purchase by UROHEALTH sufficient quantities of Products in light of UROHEALTH's Rolling Forecasts (as defined below) to meet UROHEALTH's reasonable needs and requirements in order to fulfill the terms and conditions of this Agreement.

         (b) DIRECT SALES. During the term of this Agreement CONCEPTUS shall not have the right to make sales of Products for urology applications directly itself, or indirectly through affiliates, agents, distributors or otherwise other than through UROHEALTH within the Territory for which UROHEALTH has exclusive distribution rights for such Products pursuant to this Agreement.

         (c) PROMOTION OF PRODUCTS. UROHEALTH agrees to use commercially reasonable efforts to develop a market for and promote the Products in the Territory.

         (d) TAKE OR PAY MINIMUM PURCHASE COMMITMENTS. UROHEALTH agrees to purchase from CONCEPTUS Products for sale in the Territory with the minimum aggregate purchase prices set forth on EXHIBIT C over the time periods set forth therein (the "TAKE OR PAY MINIMUM PURCHASE COMMITMENTS").

         (e) FAILURE TO MEET TAKE OR PAY MINIMUM PURCHASE COMMITMENTS. In the event that UROHEALTH fails to meet a particular Take or Pay Minimum Purchase Commitment for either the US Territory or the International Territory, CONCEPTUS shall notify UROHEALTH within 10 days after the end of the applicable period of UROHEALTH's failure to meet the Take or Pay Minimum Purchase Commitment and the amount of the shortfall for the US Territory or the International Territory, as applicable. Thereafter, UROHEALTH must purchase Products equal to the amount of the shortfall for such period, at the purchase price which would have applied had UROHEALTH purchased such Products on the last day of such period, within 20 days after the end of the applicable period. If UROHEALTH does not satisfy its obligations set forth in the preceding sentence, CONCEPTUS may, at its option and in addition to any other legal or equitable remedies it may have, terminate this Agreement effective immediately upon notice of termination.

         (f) YEARLY MINIMUM PURCHASE COMMITMENTS. Beginning not later than October 1 of each year during the term of this Agreement, commencing with 1998, UROHEALTH and CONCEPTUS will negotiate in good faith to establish a worldwide minimum purchase commitment (in units) for UROHEALTH for the Products (the "YEARLY

MINIMUM PURCHASE COMMITMENTS") for the next calendar year. UROHEALTH hereby agrees that, beginning in the 1999 calendar year and for each calendar year thereafter during the term of this Agreement, it will purchase from CONCEPTUS Products in order to meet the Yearly Minimum Purchase Commitments agreed upon by UROHEALTH and CONCEPTUS. In the event that the parties cannot agree on a Yearly Minimum Purchase Commitment for a calendar year within the applicable 90-day negotiation period, the Yearly Minimum Purchase Commitment for such calendar year shall be equal to UROHEALTH's actual end-user sales for the previous calendar year (in units) multiplied by 1.25.

         (g) FAILURE TO MEET YEARLY MINIMUM PURCHASE COMMITMENTS. In the event that UROHEALTH fails to meet a Yearly Minimum Purchase Commitment for any calendar year during the term of this Agreement, CONCEPTUS may, at its option, terminate this Agreement effective immediately upon notice of termination.

         (h) ASSUMPTIONS. The Take or Pay Minimum Purchase Commitments set forth on EXHIBIT C assume that CONCEPTUS satisfies its obligations to supply Products to UROHEALTH pursuant to this Agreement. In the event that the assumption set forth in the preceding sentence is not met, UROHEALTH and CONCEPTUS will mutually agree to appropriate reductions in the Take or Pay Minimum Purchase Commitments.

    3. PRODUCTS. UROHEALTH shall have the rights of first refusal set forth in this Section to distribute under this Agreement for urology applications all products constituting improvements or enhancements of any Product (each, a "Next Generation Product"). CONCEPTUS will inform UROHEALTH promptly when any Next Generation Product is ready for the market. CONCEPTUS will by written notice offer UROHEALTH the right to add such Next Generation Product to this Agreement for exclusive distribution by UROHEALTH in the Territory, subject to the parties agreeing upon the applicable transfer pricing and minimum purchase commitments for such Next Generation Product. In the event UROHEALTH decides that it does not want to add the Next Generation Product to this Agreement, or in the event that, notwithstanding their good faith negotiations, the parties cannot agree on the applicable transfer pricing or minimum purchase commitments for such Next Generation Product within 45 days from the effectiveness of the notice delivered by CONCEPTUS, CONCEPTUS shall have the right to have such Next Generation Product distributed in the Territory by one or more other representatives.

    4.   PRICES; PURCHASE ORDERS.

         (a) PRICES. Prices to UROHEALTH shall be in United States dollars and will be as set forth in EXHIBIT D hereto. All prices are calculated and stated in EXHIBIT D as F.O.B. CONCEPTUS's distribution site, currently located in San Carlos, California. Customs, duties and charges, if any, shall be borne by UROHEALTH. All import or export licenses, approvals or both shall be obtained by UROHEALTH at its cost. Prices to UROHEALTH do not include any federal, state, local or foreign taxes directly applicable to the sale by CONCEPTUS to UROHEALTH of the Products. When CONCEPTUS has the legal obligation to collect such taxes, the appropriate amount shall be added to UROHEALTH's invoice and paid by

UROHEALTH unless UROHEALTH provides CONCEPTUS with a valid tax exemption certificate authorized by the appropriate taxing authority.

         (b) PURCHASE ORDERS. Pursuant to this Agreement, UROHEALTH will submit purchase orders for the Products ("PURCHASE ORDERS"). Such Purchase Orders shall be subject to the Terms and Conditions attached hereto as EXHIBIT
B. Within fourteen (14) days after the Effective Date and in any event by September 20, 1997, UROHEALTH shall submit an initial Purchase Order for Products with an aggregate purchase price of at least three hundred fifty thousand dollars ($350,000).

    5. PAYMENT. Full payment of UROHEALTH's purchase price (including any freight, taxes or other applicable costs initially paid by CONCEPTUS but to be borne by UROHEALTH) shall be in United States of America dollars. Payment terms shall be net forty-five (45) days, and payment shall be made by wire transfer, check or other instrument approved by CONCEPTUS. Any invoiced amount not paid when due shall be subject to a service charge at the lower of the rate of 1.5% per month or the maximum rate permitted by law. If UROHEALTH fails to make any payment to CONCEPTUS when due, CONCEPTUS may, without affecting its rights under this Agreement, cancel or delay any future shipments to UROHEALTH until such delinquent payment is made.

    6.   TERMS AND TERMINATION.

         (a)  TERM OF AGREEMENT.  This Agreement shall commence on the
Effective Date and continue in full force and effect until midnight on December 31, 1998, unless terminated earlier under the provisions of this Section 6 or other applicable termination provisions of this Agreement. At the end of such fixed term, this Agreement may be renewed in one-year increments (but only for a maximum of three one-year increments) provided that CONCEPTUS and UROHEALTH agree in writing not later than 60 days prior to the end of such fixed term, and each additional term, upon the terms and conditions of such renewal, including, without limitation, any amendments to this Agreement and the exhibits hereto. Neither party shall be under any obligation to renew this Agreement, and if such written agreement is not reached prior to the end of the then-current contract term, then this Agreement shall terminate at the end of such current contract term.

         (b) TERMINATION FOR CAUSE. If either party defaults in the performance of any provision of this Agreement, and such default is not cured within thirty (30) days of notice thereof from the nondefaulting party, then the nondefaulting party may terminate this Agreement immediately upon written notice to the defaulting party.

         (c) TERMINATION FOR INSOLVENCY OR WRONGDOING. Either party may terminate this Agreement in the event that the other party becomes insolvent, files a petition in bankruptcy, is declared bankrupt, makes an assignment for benefit of creditors or there is reasonable evidence indicating the imminent possibility of such filing or assignment, during the term that this Agreement is in effect. In addition, either party may terminate this Agreement in the event the other party is found liable in any civil proceeding of any wrongdoing involving its manufacture, development, marketing, sale or support of the Products or any other products or is found guilty in any criminal proceeding of any wrongdoing. Termination under this provision shall be effective 20 days following written notice that this Agreement is being terminated for the reason stated in this Section 6(c).

         (d)  TERMINATION FOLLOWING A CHANGE OF CONTROL.

              (i) CHANGE OF CONTROL OF CONCEPTUS. In the event of a Change of Control (as defined below) of CONCEPTUS, either CONCEPTUS (or its successor corporation) or UROHEALTH may terminate this Agreement by giving thirty (30) days written notice to the other party within fifteen days of the effective date of the Change of Control; provided, however, that if CONCEPTUS (or its successor corporation) terminates this Agreement pursuant to this
Section 6(d)(i), CONCEPTUS (or its successor corporation) shall repurchase at cost, within five business days after the effective date of such termination and the receipt of the requisite information, that portion of UROHEALTH's inventory that is equal to the last three months of UROHEALTH's actual sales of Products to end-users prior to the effective date of such termination.

              (ii) CHANGE OF CONTROL OF UROHEALTH. In the event of a Change of Control (as defined below) of UROHEALTH, CONCEPTUS may terminate this Agreement by giving thirty (30) days written notice to UROHEALTH within fifteen days of the effective date of the Change of Control.

              (iii) DEFINITION OF CHANGE OF CONTROL. For purposes of this Agreement, a CHANGE OF CONTROL of a party shall mean the occurrence of any of the following events: A merger or consolidation of such party whether or not approved by its Board of Directors, other than a merger or consolidation which would result in the voting securities of such party outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of such party or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of such party approve an agreement for the sale or disposition by such party of all or substantially all of such party's assets.

         (e) TERMINATION FOR CONVENIENCE. Either party may terminate this Agreement at any time upon one hundred-eighty (180) days written notice to the other party.

         (f) EFFECT OF TERMINATION; LIMITATION OF LIABILITY. Except as set forth in Section 6(d), in the event of termination by either party in accordance with any of the provisions of this Agreement, neither party shall be liable to the other, because of such termination, for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investments, leases or commitments in connection with the business or goodwill of CONCEPTUS or UROHEALTH. Termination shall not, however, relieve either party of obligations incurred prior to the termination or of any obligations arising under this Agreement which by their terms or by operation of law survive termination. Either UROHEALTH and CONCEPTUS shall be entitled to cancel all Purchase Orders, to the extent Products have not been delivered to UROHEALTH, which are outstanding at the time of notice of termination; provided however that, subject to payment in advance to CONCEPTUS, UROHEALTH shall be entitled to receive
Products necessary to fulfill valid and binding purchase orders accepted by UROHEALTH prior to notification of termination of this Agreement. Prior to filling orders for such Products, CONCEPTUS shall be entitled to request and receive documentary evidence of all such outstanding purchase orders and an accounting of UROHEALTH's existing inventory of Products.

         (g) POST-TERMINATION USE OF MATERIALS. After termination of this Agreement, neither party shall use any signs, equipment, advertising matter or other material which refer to or are related to the other party and each party shall refrain from acts and omissions that indicate or suggest a relationship with the other party and shall immediately return to the other party all of such other party's property, promotional material, and proprietary information.

    7.   NOTICES.

         (a) ADDRESSES. All notices given under this Agreement and the provisions contained herein shall be sent by first class registered airmail, postage prepaid and return receipt requested, by Federal Express, or by Telecopier, or Facsimile as directed below:

         To:  CONCEPTUS, INC.
              1021 Howard Avenue
              San Carlos, California  94070
              Attention:  Vice President, Sales & Marketing
              Telephone:  (415) 802-7240
              Facsimile:  (415) 508-7646

              when directed to CONCEPTUS, and

         To:  UROHEALTH
              ______________________________
              ______________________________
              Attention:  __________________
              Telephone:  __________________
              Facsimile:  __________________

              when directed to UROHEALTH.

         (b) DELIVERY. Notices shall be considered delivered when mailed or sent by Telecopier or Facsimile in accordance with the provisions of Section 7(a) above, subject to proof of receipt by Telecopier or Facsimile confirmation or by mail receipt.

    8.   MISCELLANEOUS.

         (a) ASSIGNMENT. Neither this Agreement nor any of the rights and obligations of either party under this Agreement may be transferred or assigned directly or indirectly without the prior written consent of the other party. Subject to the foregoing sentences, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

         (b) ATTORNEY FEES. The prevailing party in any legal action brought by one party against the other and arising out of this Agreement shall be entitled, in addition to any other rights and remedies that such prevailing party may have, to reimbursement for reasonable expenses incurred by such prevailing party, including court costs and reasonable attorneys' fees.

         (c) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

         (d) PARTIAL INVALIDITY. If any provision of this Agreement, inclusive of the provisions set forth in the Terms and Conditions attached as EXHIBIT B, is held to be invalid, then the remaining provisions shall nevertheless remain in full force and effect. The parties agree to renegotiate in good faith any term held invalid and to be bound by the mutually agreed substitute provision.

         (e) TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         (f) TENSES. As used herein, all singular nouns and pronouns shall include the plural thereof, and vice versa, whenever the context and facts require such construction.

    IN WITNESS WHEREOF, this Marketing and Distribution Agreement has been executed as of the day and year first above written.

CONCEPTUS, INC.                        UROHEALTH
("CONCEPTUS")                          ("UROHEALTH")


By: /s/ Kathryn Tunstall               By:  /s/ Charles Laverty
   ---------------------------------       ---------------------------------
Print Name:  Kathryn Tunstall          Print Name:  Charles Laverty
           -------------------------              --------------------------
Title:  President & CEO                Title:   Chairman/CEO
      ------------------------------         -------------------------------

                                      EXHIBIT A

                                      PRODUCTS


MICROGYN PRODUCTS FOR UROLOGY APPLICATIONS

FUTURA Sheath
 .010" specialty loop
Kit

                                     EXHIBIT B

                            TERMS AND CONDITIONS OF SALE

     These Terms and Conditions of Sale ("TERMS AND CONDITIONS") are incorporated into and are a part of the Marketing and Distribution Agreement (the "Agreement") relating to the marketing and distribution of the Products in the Territory as set forth in the Agreement.

     1.   DILIGENCE AND SUPPORT.

          (a) PROMOTION. UROHEALTH shall exercise due diligence and its reasonable efforts in promoting and selling the Products within the Territory. UROHEALTH agrees to devote such portion of sales force time as is reasonably necessary to market the volume of Products consistent with UROHEALTH's Purchase Commitments as set forth in the Agreement.

          (b)  MARKETING.

               (i) UROHEALTH shall maintain the financial capability to perform its obligations under the Agreement and shall, at its own expense, establish and maintain sales, marketing and distribution, organization and personnel of sufficient size to adequately and effectively sell the Products in the Territory. UROHEALTH will be responsible for the market launch of Products in the Territory during the term of the Agreement. CONCEPTUS shall provide UROHEALTH with available marketing and technical information concerning the Products as well as camera-ready copies of brochures, instructional material, advertising literature and other product data, provided that all such material will be printed in the English language. CONCEPTUS shall be responsible for the accuracy of all information so provided to UROHEALTH. UROHEALTH will produce, and obtain CONCEPTUS's prior approval (which approval will not be unreasonably withheld) of, all materials used to promote the Products in the Territory. During the term of the Agreement, UROHEALTH will represent CONCEPTUS at all key urology conferences in the Territory as identified and agreed upon by the parties within 45 days after the date of the Agreement.

               (ii) Each party agrees to share with the other its marketing intelligence regarding product launches, product sales, sales leads and customer feedback on the MicroGyn Products. Furthermore, the parties agree to hold quarterly meetings by conference telephone call or in person between representatives of the parties to discuss market-related and product-related issues and product development and introduction plans.

          (c) RECORDS AND REPORTING. UROHEALTH shall maintain adequate and accurate books and records with respect to the sale or distribution of the Products during the term of the Agreement and for a period of two years after termination of the Agreement. Upon prior notice, employees or agents of CONCEPTUS shall have the right, during reasonable business hours, to inspect the facilities of UROHEALTH which are used or provided in connection with the sale, administration and stocking of the Products, and to inspect such books and records, subject to the obligations of confidentiality set forth in
Section 10 below. UROHEALTH will submit to CONCEPTUS within 10 days after the end of each calendar quarter a quarterly report setting forth (i) unit volumes, aggregate purchase prices and average selling prices during such quarter by Product category for each country in the Territory, (ii) the number of dedicated MicroGyn sales representatives and marketing managers in each country in the Territory as of the end of such quarter and (iii) amounts invested in MicroGyn marketing efforts in each country in the Territory during such quarter.

          (d) TRAINING. UROHEALTH shall ensure that the sales personnel charged or to be charged with marketing the Products are adequately educated about all of the Products. UROHEALTH shall provide in-service training for personnel of customers acquiring the Products and shall provide necessary user education for such personnel.

          (e) HARMFUL ACTS. Both CONCEPTUS and UROHEALTH understand, acknowledge and agree that the continued maintenance of an image of excellence and high level ethical marketing of the Products is essential to the continued success of both parties. Each party agrees that its manufacturing, sales, marketing, distribution, or advertising will not reflect unfavorably on, or dilute in any way, the other party's image of excellence and high level ethical marketing. Each party agrees that it shall not do anything, directly or indirectly, to impair the current image or to lower the prestige or quality of the Products.

          (f) CONFLICT OF INTEREST. UROHEALTH shall not, during the term of the Agreement, promote or distribute any products which enable resection in saline or are directly competitive with the Products. Immediately prior to the execution of the Agreement, UROHEALTH shall provide CONCEPTUS with a list of the medical device companies and products that it currently represents in the urology market and shall notify CONCEPTUS in writing of any new companies or products at such time as its promotion of these new companies or products in the urology markets commences.

     2.   DELIVERY, TITLE, RISK OF LOSS, RETURNS AND LABELING.

          (a) PURCHASE ORDERS; FORECASTS. Binding Purchase Orders are to be placed by UROHEALTH at least 90 days prior to the required delivery date.
All Purchase Orders are subject to acceptance in writing by CONCEPTUS. Upon effectiveness of the Agreement and thereafter prior to the end of each calendar month during the term of the Agreement, UROHEALTH will provide CONCEPTUS with a rolling forecast of its anticipated Product needs, by Product category, for the following 12 months (each such forecast, a "ROLLING FORECAST"), together with a binding Purchase Order for the next 90 days.

          (b) SHIPPING. All Products delivered pursuant to the terms of this Agreement shall be suitably packed for shipment according to UROHEALTH's instructions and in CONCEPTUS's standard shipping cartons, marked for shipment at CONCEPTUS's manufacturing plant to UROHEALTH's address set forth in this Agreement or such other address as UROHEALTH may specify, and delivered to UROHEALTH or UROHEALTH's carrier agent F.O.B. CONCEPTUS's distribution site, at which time title to such Products and risk of loss shall pass to UROHEALTH. CONCEPTUS shall deliver Products to the carrier selected by UROHEALTH. In the event that UROHEALTH does not provide written notice of such carrier, CONCEPTUS shall select the carrier. UROHEALTH will obtain insurance sufficient to cover the value of each shipment.

          (c)  REJECTION AND RETURNS.

               (i) UROHEALTH shall inspect all Products promptly upon receipt thereof and may reject any product that fails in any material way to meet the specifications set forth in CONCEPTUS's current brochure for that Product. Any Product not properly rejected within 30 days of receipt of that Product by UROHEALTH (the "REJECTION PERIOD") shall be deemed accepted. To reject a product, UROHEALTH must, within the Rejection Period, notify CONCEPTUS of its rejection and request a Material Return Authorization ("MRA") number. CONCEPTUS shall provide the MRA number to UROHEALTH within seven days of receipt of the request. Within seven days of receipt of the MRA number, UROHEALTH shall return to CONCEPTUS the rejected Product, freight prepaid, in its original shipping carton with the MRA number displayed on the outside of the carton. CONCEPTUS reserves the right to refuse to accept any rejected Products that do not bear an MRA number on the outside of the carton. As promptly as possible but no later than 30 working days after receipt of properly rejected Products, CONCEPTUS shall, at its option and expense, replace the Products. CONCEPTUS shall pay the shipping charges back to UROHEALTH for properly rejected Products; otherwise, UROHEALTH shall be responsible for the shipping charges.

               (ii) After the Rejection Period, UROHEALTH may not return a Product to CONCEPTUS for any reason without CONCEPTUS's prior written consent. For any Product for which CONCEPTUS gives such consent, CONCEPTUS shall credit eighty percent of UROHEALTH's purchase price for that Product to UROHEALTH's account within 30 days upon receipt of returned Product. UROHEALTH shall be responsible for all shipping charges.

          (d) LABELING. UROHEALTH will provide the artwork for all overlabeling and/or outer packaging for CONCEPTUS's prior approval, which will not be unreasonably withheld. UROHEALTH will supply CONCEPTUS with sufficient quantities of such labeling and/or outer packaging material and CONCEPTUS will perform such overlabeling and/or outer packaging (as appropriate) on all Products, such that both the UROHEALTH and CONCEPTUS names and trademarks are clearly visible and such labeling, and Product markings generally, comply with applicable regulatory requirements, which, in the case of country-specific requirements, shall have been identified by UROHEALTH and communicated in writing sufficiently in advance to CONCEPTUS. In the event sufficient quantities of such labeling and/or outer packaging are not available prior to September 5, 1997, labeling of the initial order of Products will be the responsibility of UROHEALTH.

          (e) NOTIFICATION OF ADVERSE EXPERIENCES. UROHEALTH shall provide CONCEPTUS with a copy of any reported adverse experience report or product complaint involving Products promptly after UROHEALTH receives the report of such occurrence. CONCEPTUS shall provide UROHEALTH with a copy of any reported adverse experience report or product complaint involving Products with respect to gynecology applications promptly after CONCEPTUS receives the report of such occurrence. Any death, serious injury, potential for occurrence of the same, or change in the frequency or occurrence in field experiences required to be reported by CONCEPTUS to the Food and Drug Administration (the "FDA") or any foreign governmental agency performing similar functions shall be reported to CONCEPTUS by UROHEALTH in a manner and time which will enable CONCEPTUS to comply with applicable regulations in a timely manner.

     3.   WARRANTY.

          (a) STANDARD LIMITED WARRANTY. UROHEALTH shall pass on to its customers CONCEPTUS's standard limited warranty for Products, including the limitations set forth in Sections 3(b) and 3(c) below. CONCEPTUS warrants that the Products (i) have been manufactured in compliance with good manufacturing practices, (ii) have received clearance for marketing in the United States for urology applications from the FDA and (iii) are accompanied by instructions that comply with applicable FDA requirements for the Products. This warranty is contingent upon proper use of a Product in the application for which such Product was intended and does not cover Products that were modified without CONCEPTUS's approval, that have expired or that were subjected by the customer to unusual physical, chemical or electrical stress. The parties understand and acknowledge that this warranty does not relate to personal injury or damage, other than to the Product itself, but entitles an end-user to make warranty claims directly against CONCEPTUS, although this shall not in any way affect the allocation of responsibilities set forth in Section 2(c) above.

          (b) NO OTHER WARRANTY. EXCEPT FOR THE EXPRESS LIMITED WARRANTY SET FORTH ABOVE, CONCEPTUS GRANTS NO WARRANTIES FOR THE PRODUCTS, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND CONCEPTUS SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF QUALITY, WARRANTY OF MERCHANTABILITY, WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

          (c) LIMITATION OF LIABILITY. CONCEPTUS'S LIABILITY UNDER THE WARRANTY SHALL BE LIMITED TO A REFUND OF THE CUSTOMER'S PURCHASE PRICE. IN NO EVENT SHALL CONCEPTUS BE LIABLE FOR THE COST OF PROCUREMENT OF SUBSTITUTE GOODS BY THE CUSTOMER OR FOR ANY SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES FOR BREACH OF WARRANTY.

          (d) INCREMENTAL WARRANTIES. UROHEALTH may make additional or incremental warranties on its behalf, provided that (i) such warranties shall impose no liability on CONCEPTUS, (ii) UROHEALTH shall not make any false or misleading representations to customers or others regarding the Products and
(iii) UROHEALTH shall comply with the requirements of this Section 3.

     4.   PROTECTION OF RIGHTS; USE OF TRADEMARKS.

          (a) COVENANT NOT TO CONTEST. UROHEALTH shall not dispute or contest the validity of any of CONCEPTUS's or its affiliated companies' rights to letters patent, trademarks, copyrights, product registrations and approvals, interest, know-how or other intangible property concerning the Products. This covenant not to contest validity shall not, however, apply to any CONCEPTUS's letters patent owned by CONCEPTUS or its affiliated companies to the extent that such letters patent are invalid under applicable law.

          (b) TRADEMARK LICENSE. CONCEPTUS hereby grants to UROHEALTH the right and license to use CONCEPTUS's trademarks for CONCEPTUS's Products and any trademark registrations which CONCEPTUS obtains for the Products in the Territory, but only in connection with sales of the Products purchased from CONCEPTUS in countries in which UROHEALTH has distribution rights for the Products, subject to the terms of Section 11. UROHEALTH shall be required to use CONCEPTUS's trademark with respect to all sales of the Products. All representations of CONCEPTUS's trademarks shall first be submitted to CONCEPTUS for approval, which approval shall not be unreasonably withheld, or shall be exact copies of those used by CONCEPTUS. Such trademark license shall continue in effect for each country in the Territory while UROHEALTH retains its distribution rights in such country. All right, title and interest to CONCEPTUS's trademarks (except the right to use such trademarks set forth herein) shall remain with CONCEPTUS. UROHEALTH shall not have the right to use CONCEPTUS's name in any advertising or promotion or otherwise without CONCEPTUS's prior written consent. Upon UROHEALTH's request, CONCEPTUS shall, at its expense, file trademark registrations in countries within the Territory where UROHEALTH plans to market the Products. At no time during or after the term of this Agreement shall UROHEALTH challenge or assist others to challenge CONCEPTUS's trademarks or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those of CONCEPTUS.

          (c) UNAUTHORIZED USE. Each party understands and agrees that it is not authorized to use the other party's name in connection with its general business or to imply to third parties that its relationship with the other party is other than as set forth under the Agreement. Furthermore, neither party shall use the name of the other party in any public announcement, press release or other public document without the written consent of the other party. Notwithstanding the foregoing, nothing in this Agreement shall prohibit or impede either party from using the name of the other party in order to meet its disclosure obligations in its public securities law filings; PROVIDED that this sentence shall not be deemed to permit or authorize any misrepresentation by such party of the nature of the relationship between the parties. Each party shall hold the other party harmless and indemnify it against any liability, including attorneys' fees and other costs of defense, resulting from actions of third parties claiming injury or loss as a result of the failure by the offending party to honor the provisions of this Section 4(c).

          (d) UNFAIR COMPETITION. UROHEALTH agrees to give CONCEPTUS prompt written notice upon becoming aware of the same of any imitations and unfair competition by others with respect to the Products. UROHEALTH agrees to cooperate with CONCEPTUS, at CONCEPTUS's request and expense, and take whatever action is required to cause the termination of such conduct. CONCEPTUS reserves the right to take whatever action it deems appropriate to protect its trademarks and trade names.

          (e) UROHEALTH TRADEMARKS. For purposes of Section 2(d) above (regarding labeling), UROHEALTH hereby grants to CONCEPTUS the right and license to use and reproduce UROHEALTH's trademarks solely to the extent necessary to create and reproduce the labeling and/or outer packaging for the Products for shipment to UROHEALTH. All right, title and interest to UROHEALTH's trademarks (except the right to use such trademarks set forth herein) shall remain with UROHEALTH. CONCEPTUS shall not have the right to use UROHEALTH's name in any advertising or promotion or otherwise without UROHEALTH's prior written consent, other than where necessary to comply with CONCEPTUS's legal disclosure obligations.

     5. INDEPENDENT CONTRACTOR RELATIONSHIP. It is understood that both parties hereto are independent contractors and engaged in the operation of their own respective businesses. Neither party hereto is to be considered the agent of the other party for any purpose whatsoever, and neither party has any authority, express or implied, to enter into any contracts or assume any obligations for the other party, to pledge the credit, or make any warranties or representations on behalf of the other party except where expressly authorized in writing to do so. Nothing in the Agreement or in the activities of either party shall be deemed to create an agency, partnership, or joint venture relationship.

     6.   INDEMNIFICATION.

          (a) BY CONCEPTUS. CONCEPTUS agrees to indemnify and hold UROHEALTH harmless from and against any and all damages or costs awarded in or amounts paid in settlement of any claim, suit or action to the extent based on a claim that the manufacture, use or sale of the Products infringes any United States patent, copyright, trade secret or other intellectual property right; provided that CONCEPTUS shall have no liability under this
Section 6(a) for any infringement caused by (i) any modification to the Products made after their delivery to UROHEALTH, or (ii) the use or combination of the Products with any other product to the extent such infringement would not have arisen but for such use or combination. The foregoing sets forth CONCEPTUS' entire liability and UROHEALTH's sole remedy with respect to any infringement of patent, copyright, trademark, trade secret or other intellectual property rights.

          (b) BY UROHEALTH. UROHEALTH agrees to indemnify and hold CONCEPTUS harmless from and against any and all damages or costs awarded in or amounts paid in settlement of any claim, suit or action to the extent based on a claim arising out of the marketing, distribution, sale or use of the Products where and to the extent caused by the act or omission of UROHEALTH, its employees or agents.

          (c) PROCEDURE. The indemnifying party shall have the right to defend or, at its option, to settle such claims, and if it chooses to exercise such right, it shall have sole control over defense of any such claim or settlement negotiations. The indemnifying party shall be relieved of the foregoing obligations unless the indemnified party gives prompt notice in writing of any such claim, suit or proceeding upon becoming aware of the same to the indemnifying party and, at the indemnifying party's expense, gives the indemnifying party proper and full information and assistance to settle and/or defend any such claim, suit or proceeding. The parties agree that only direct, non-consequential damages will be indemnified under this Section 6.

     7.   INABILITY TO DELIVER.

          (a) IMPOSSIBILITY. If, due to industrial conflicts, mobilization, requisition, embargo, currency restriction, insurrection, general shortage of transport, material or power supply, fire, explosion, stroke of lightning, force majeure and similar casualties or other events beyond a party's control, as well as, in the case of CONCEPTUS, default in deliveries from subcontractors due to such circumstances as defined in the preceding clause, and in the case of UROHEALTH, default in transportation by carriers due to such circumstances, it is impossible for a party to fulfill its supply or marketing obligations, as the case may be, with respect to purchased Products, the other party shall not be entitled to any damages during such period of impossibility and the offending party shall not be considered in breach or default under the Agreement.

          (b) IMPRACTICABILITY. If the performance of the Agreement by either party is made commercially impracticable (i) by the occurrence of an economic contingency the non-occurrence of which was a basic assumption on which this Agreement was made or (ii) by compliance in good faith with any applicable foreign or domestic governmental law, regulation, or order, then the Agreement shall terminate immediately. For purposes of the Agreement, currency devaluation, currency restrictions, currency and exchange controls, and other monetary controls, restrictions, and restraints shall not be considered to render the performance of the Agreement by either party commercially impracticable, or otherwise be considered force majeure with respect to either party.

     8.   CHANGES AND ADDITIONS TO AGREEMENT.

          The Agreement and the exhibits thereto, including these Terms and Conditions incorporated therein, constitutes the final agreement between the parties and supersedes all prior agreements and understandings, oral or written, all of which are merged herein. No modification, assignment, or any future representation, promise or agreement in connection with the subject matter of the Agreement shall be binding on CONCEPTUS and UROHEALTH unless made in writing and signed by an authorized signatory of each.

     9.   GOVERNING LAW AND ARBITRATION.

          The Marketing and Distribution Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of California, United States of America, without reference to conflict of laws principles. Any dispute or claim arising out of or in connection with the Agreement or the performance, breach or termination thereof, shall be finally settled by binding arbitration in San Mateo County, California under the Rules of Arbitration of the International Chamber of Commerce by one arbitrator appointed in accordance with such rules. Judgment on the arbitration award by such arbitrator may be entered in any court of competent jurisdiction. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for injunctive relief without breach of this arbitration provision.

     10.  PROPRIETARY INFORMATION.

          (a) CONFIDENTIALITY. Each party acknowledges that it has or will have access to valuable proprietary information of the other party, including but not limited to, technical data and customer and marketing information, all of which are the property of the other party, have been maintained confidential, and are used in the course of such other party's business.
Each party shall not, either during the term of the Agreement or thereafter, disclose the other party's proprietary information to anyone other than those of its employees having a need to know and shall refrain from use of such information other than in the performance of the Agreement. In addition, the receiving party shall take all reasonable precautions to protect the value and confidentiality of such information to the originating party. All records, files, notes, drawings, prints, samples, advertising material and the like relating to the business, products or projects of the originating party and all copies made from such documents, shall remain the sole and exclusive property of the originating party and shall be returned to the originating party immediately upon written request thereby. Each party agrees to continue to maintain all proprietary information in confidence for a period of five years following termination of the Agreement, unless written authorization to do disclose any such information is first obtained from the originating party hereunder.

          (b) NON-PROPRIETARY INFORMATION. Neither party shall be obligated or required to maintain in confidence any information which it can demonstrate with written records (i) is in the public domain or known to the receiving party prior to disclosure by the originating party, (ii) becomes known to the public after disclosure by the originating party, other than through breach of the Agreement, (iii) becomes known to the receiving party from a source other than the disclosing party without breach of any obligation of confidence, or (iv) is or has been furnished to a third party by the originating party without restriction on the third party's right to disclose.

     11.  GOVERNMENT REGULATIONS.

          (a) APPROVALS AND REGISTRATIONS. CONCEPTUS and UROHEALTH shall collaborate to obtain and maintain regulatory approvals for sale of the Products for urology applications in Europe and Japan. UROHEALTH shall be responsible for the reasonable expenses of obtaining and maintaining such approvals. UROHEALTH agrees that it will, at its own expense, secure any and all additional required regulatory approvals or registrations of the Products in all other countries in the International Territory, to the extent necessary for the implementation, execution and performance of the Agreement. CONCEPTUS agrees that it will, at its own expense, secure any and all additional required regulatory approvals or registrations of all Products in the United States of America to the extent necessary for the implementation, execution and performance of the Agreement. Each party agrees to cooperate fully with the other party in its pursuit of applicable approvals or registrations and, when requested, use its reasonable efforts to assist the other party in obtaining such requisite approvals and registrations. To the extent permissible, UROHEALTH shall obtain all approvals in CONCEPTUS's name. With respect to any approvals of Products in Japan, CONCEPTUS will be assigned in-country caretaker status and will hold such approvals (the Shonen). Upon any expiration, cancellation, or termination of the Agreement, any approvals not held by CONCEPTUS shall be transferred and delivered to, and shall inure to the benefit of, CONCEPTUS, to the extent that this is permissible under applicable law, at no cost to CONCEPTUS other than the direct costs of transferring such approvals. UROHEALTH shall obtain all necessary documents or licenses and shall comply with all applicable laws, including, if required, registration of the Agreement. UROHEALTH shall notify CONCEPTUS of all permits, approvals and registrations obtained by it and shall provide CONCEPTUS with copies of all materials and documents related thereto.

          (b) CLINICAL TRIALS. UROHEALTH will pay all costs (including, without limitation, data collection costs, patient enrollment costs and Product costs) associated with any clinical trials necessary to obtain regulatory approval for the Products in the Territory; provided that any such clinical trials shall be subject to CONCEPTUS' prior written approval. UROHEALTH shall provide leadership with respect to organizing and conducting clinical trials with respect to approval of the Products in the Territory and CONCEPTUS shall provide reasonable assistance and support; PROVIDED, HOWEVER, that no activities in connection with organizing and conducting such trials shall be initiated by UROHEALTH without CONCEPTUS's prior written approval and CONCEPTUS shall not be responsible for any costs incurred in connection with such trials without CONCEPTUS's prior written approval. For purposes of clarity, the parties contemplate that such assistance may typically consist of UROHEALTH field personnel working directly with CONCEPTUS's research and development or clinical personnel. Nothing in the Agreement shall require either party to take any action or omit to take any action which action or omission would result in the breach of any applicable law or governmental rule or regulation.

          (c) ILLEGAL TRANSFER. UROHEALTH agrees that it shall not allow either the Products supplied to it by CONCEPTUS, CONCEPTUS's Trademarks, any proprietary data of CONCEPTUS, or any direct product of such data, to be knowingly made available, either directly or indirectly, or in any way to be knowingly given, transferred, sold or re-exported to any country in violation of its laws and export control regulations or applicable laws of any country (or the European Union). United States laws and export control regulations governing the exportability of technical data and products to nations are subject to change. If any country included within UROHEALTH's Territory shall, at the time of execution of the Agreement, or at any time during the term of the Agreement, be placed in an excluded category by the United States government for the receipt of either technical data or the manufacture or sale of products of the type supplied by CONCEPTUS, UROHEALTH agrees that it shall take actions necessary to cease business activity in the Products in the excluded country.

     12.  UNFAIR COMPETITION AND PATENT INFRINGEMENT.

          (a) INFRINGEMENT. UROHEALTH shall promptly advise CONCEPTUS of any infringement or potential infringement by third parties of which UROHEALTH becomes aware of any issued patents relating to the Products supplied by CONCEPTUS under the Agreement. CONCEPTUS shall have the right, but not the obligation, to sue alleged infringers. If suit is brought by CONCEPTUS, CONCEPTUS shall control the prosecution thereof and be entitled to retain any amounts recovered in full by reason of such infringement. UROHEALTH agrees to cooperate with and assist CONCEPTUS in any such suit. CONCEPTUS shall reimburse

UROHEALTH for costs related to such assistance. CONCEPTUS shall have the exclusive right to negotiate and approve any settlement of such suits.

          (b) MUTUALITY OF LITIGATION COSTS. In the event that UROHEALTH joins CONCEPTUS by mutual agreement in litigation relating to such infringement, UROHEALTH shall bear an agreed-upon proportion of the legal costs. Should any damages or costs in such litigation be awarded to CONCEPTUS and UROHEALTH, UROHEALTH shall be entitled to recover the same proportion thereof as its contribution to expenses.

          (c) NON-INFRINGEMENT REPRESENTATION. CONCEPTUS represents that it has no knowledge of any third-party intellectual property rights that would be infringed by use or sale of the Products in the Territory. In the event that CONCEPTUS is enjoined from making and selling and/or UROHEALTH is enjoined from selling Products as a result of changes of infringement of intellectual property rights, such injunction shall not constitute a breach of the Agreement.

     13.  MISCELLANEOUS PROVISIONS.

          (a) CONCEPTUS shall have the right to manufacture in the Territory. UROHEALTH is granted no rights under this Agreement to manufacture any Product.

          (b) UROHEALTH shall comply fully, at its expense, with any and all applicable health and safety laws and regulations of the Territory.
CONCEPTUS will provide reasonable assistance to UROHEALTH in connection with such compliance efforts by UROHEALTH.

          (c) UROHEALTH shall withdraw the Products from the marketplace in the event that the parties agree that such action is reasonably necessary for the protection of the public health.


CONCEPTUS, INC.                         UROHEALTH
("CONCEPTUS")                           ("UROHEALTH")


By: /s/ Kathryn Tunstall                By:  /s/ Charles Laverty
   ---------------------------------        ---------------------------------
Print Name:  Kathryn Tunstall           Print Name:  Charles Laverty
           -------------------------               --------------------------
Title:  President & CEO                 Title:   Chairman/CEO
      ------------------------------          -------------------------------

                                      EXHIBIT C

                       TAKE OR PAY MINIMUM PURCHASE COMMITMENTS



Upon execution:  $350,000
From October 1 to December 31, 1997: $150,000 plus 100 units at cost for demonstration purposes only
For each calendar quarter of 1998:  $250,000



CONCEPTUS, INC.                         UROHEALTH
("CONCEPTUS")                           ("UROHEALTH")


By: /s/ Kathryn Tunstall                By:  /s/ Charles Laverty
   ---------------------------------        ---------------------------------
Print Name:  Kathryn Tunstall           Print Name:  Charles Laverty
           -------------------------               --------------------------
Title:  President & CEO                 Title:   Chairman/CEO
      ------------------------------          -------------------------------

                                      EXHIBIT D

                                   PRODUCT PRICING


UROHEALTH shall pay CONCEPTUS the following amounts for each Product purchased pursuant to this Agreement:


FUTURA Sheath            $77.00
 .010" specialty loop     $66.00
Kit                     $136.00


For each calendar quarter after December 31, 1997, CONCEPTUS and UROHEALTH agree that the pricing of each Product shall be adjusted as follows:

     1. The pricing of each Product shall be decreased by fifty percent of any Manufacturing Savings. (The term "Manufacturing Savings" means any reductions experienced by CONCEPTUS in its manufacturing costs of each such Product during the preceding quarter.); and

     2. The pricing of each Product shall be increased by fifty percent of any Sales Increase. (The term "Sales Increase" means any increase experienced by UROHEALTH in its average sales price of each such Product to its customers during the preceding quarter.)




CONCEPTUS, INC.                         UROHEALTH
("CONCEPTUS")                           ("UROHEALTH")


By: /s/ Kathryn Tunstall                By:  /s/ Charles Laverty
   ---------------------------------        ---------------------------------
Print Name:  Kathryn Tunstall           Print Name:  Charles Laverty
           -------------------------               --------------------------
Title:  President & CEO                 Title:   Chairman/CEO
      ------------------------------          -------------------------------



                                     -1-